UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018
 Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11601 North Galayda Street
Houston, TX 77086
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 598-1230
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director LTIP Awards
On February 8, 2018, Independence Contract Drilling, Inc. (“ICD”) awarded annual grants of restricted stock units (RSUs) to ICD’s non-employee directors (the “2018 Director RSUs”). Consistent with prior grants, the 2018 Director RSU’s granted to non-employee directors vest over a one year period.
The 2018 Directors RSUs also permit the director to elect to settle 1/3 of the RSU’s in cash based upon the fair market of the Company’s common stock on the vesting date.
Each non-employee director was granted 22,422 RSUs pursuant to the 2018 Director RSUs.
The foregoing description of the 2018 Director RSUs in this Item 5.02 is qualified in its entirety by reference to the full text of the form of Director RSU - Partial Cash Settlement Option Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Annual Incentive Compensation Payments
Subject to satisfactory completion of the Company’s 2017 annual audit, the Compensation Committee of the Board of Directors also approved the payment of annual incentive payments to the NEOs based upon ICD performance compared to predetermined objective measures tied to targeted adjusted EBITDA, targeted safety (TRIR) and targeted cost per day, as well as performance compared to personal objectives. For Mr. Dunn, Mr. Choyce and Mr. Menefee, the approved amounts were $330,646, $159,124 and $71,260, respectively.

Item 9.01	Financial Statements and Exhibits
(d)Exhibits

10.1	Form of Director RSU - Partial Cash Settlement Option Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: February 14, 2018	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Director RSU - Partial Cash Settlement Option Agreement